As filed with the Securities and Exchange Commission on January 27, 2000


                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                       ---------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                       ---------------------

                       UNIONBANCAL CORPORATION
        (Exact name of registrant as specified in its charter)

          California                               94-1234979
  (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)            Identification No.)

     400 California Street
       San Francisco, CA                             94104
(Address of principal executive offices)           (Zip Code)

    YEAR 2000 UNIONBANCAL CORPORATION MANAGEMENT STOCK PLAN
                     (Full title of the Plan)

                    JOHN H. MCGUCKIN, JR., ESQ.
           Executive Vice President and General Counsel

                        UNIONBANCAL CORPORATION
                         400 California Street
                        San Francisco, CA 94104
                            (415) 765-2969

       (name, address, including zip code and telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE



                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE    OFFERING PRICE        AGGREGATE          AMOUNT OF
TO BE REGISTERED         REGISTERED       PER SHARE          OFFERING PRICE    REGISTRATION FEE
-------------------     ------------    -----------------   -----------------  -----------------
Common Stock,           10,000,000(1)   $32.3125(2)         $323,125,000(2)    $85,305
no par value


(1) Estimated maximum aggregate number of shares of UnionBanCal Corporation Common Stock that may be awarded and/or sold pursuant to the Plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices for the Common Stock on January 24, 2000 as reported on the New York Stock Exchange.

                                         PART I

                  INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      The document(s) containing the information specified in Item 1 will be sent or given to participants in the Year 2000 UnionBanCal Corporation Management Stock Plan (the "Plan") as specified in Rule 428(b)(1) and is not required to be filed as part of the registration statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The document(s) containing the information specified in Item 2 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) and is not required to be filed as part of this registration statement.

                                         PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement covers shares of Common Stock of UnionBanCal Corporation (the "Registrant") that have been authorized for issuance pursuant to the Registrant's Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission.

    (a) The Registrant's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998.

    (b) The Registrant's proxy statement in connection with the Annual Meeting of Shareholders of Common Stock of the Registrant held on May 26, 1999.

    (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K referred to in (a) above.

    (d) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A, dated June 7, 1999, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


    All documents filed by the Registrant subsequently pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 204 (a) and 317 of the California General Corporation Law ("CCGL") authorize a corporation to indemnify its directors and officers against certain liabilities and to eliminate their liability to the corporation except in certain circumstances. The Registrant's Amended and Restated Articles of Incorporation contain a provision limiting the liability of the Registrant's directors for monetary damages to the fullest extent permitted by California law. The Registrant's Amended and Restated Articles of Incorporation contain a provision pursuant to which the Registrant is authorized to indemnify its directors, officers, employees and other agents through Bylaw provisions in excess to the indemnification permitted by Section 317 of the CCGL subject only to the applicable limits as set forth in Section 204 of the CCGL.

      In addition, the Registrant's Bylaws contain a provision limiting the liability of the Registrant's directors for monetary damages to the fullest extent permitted by California law and providing for indemnification to its directors, officers, employees and other agents. Moreover, under California law each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions involving intentional misconduct or knowing and culpable violations of law, for acts or omissions that the director believes to be contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant, for improper distributions to shareholders, and for loans to officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.


REGULATION S-K                                              REFERENCE TO PRIOR FILING OR
EXHIBIT NO.       DESCRIPTION                               EXHIBIT NO. ATTACHED HERETO
--------------    -----------                               ----------------------------
 4.1              Year 2000 UnionBanCal Corporation         Filed as Exhibit A to Registrant's proxy
                  Management Stock Plan                     statement in connection with the Annual
                                                            Meeting of Shareholders of Common
                                                            Stock of the Registrant held on May 26,
                                                            1999 and filed with the SEC on April 29,
                                                            1999 under file number 333-03040 and
                                                            incorporated by reference herein.

 5.1              Opinion of Graham & James LLP             Attached as Exhibit 5.1.

23.1              Consent of Deloitte & Touche LLP          Attached as Exhibit 23.1.

23.2              Consent of Graham & James LLP             Reference is made to Exhibit 5.1.

24.0              Power of Attorney                         Reference is made to p. 6.


ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
                   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 26, 2000.

                                     UNIONBANCAL CORPORATION


                                     By   /s/ Takahiro Moriguchi
                                          ------------------------
                                          Takahiro Moriguchi
                                          President and Chief Executive Officer

                                 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Takahiro Moriguchi, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                              DATE
---------                           -----                              ----

/s/ Takahiro Moriguchi
----------------------              President and Chief Executive      January 26, 2000
Takahiro Moriguchi                  Officer and Director

/s/ David I. Matson
-------------------                 Chief Financial Officer            January 26, 2000
David I. Matson

/s/ David A. Anderson
---------------------               Controller                         January 26, 2000
David A. Anderson


------------------                  Director
Richard D. Farman

/s/ Stanley F. Farrar
---------------------               Director                           January 26, 2000
Stanley F. Farrar

/s/ Herman E. Gallegos
----------------------              Director                           January 26, 2000
Herman E. Gallegos




SIGNATURE                           TITLE                              DATE
---------                           -----                              ----

/s/ Jack L. Hancock
-------------------                 Director                           January 26, 2000
Jack L. Hancock

/s/ Richard C. Hartnack
-----------------------             Director and Vice Chairman         January 26, 2000
Richard C. Hartnack

/s/ Kaoru Hayama
-------------------                 Director and Chairman              January 26, 2000
Kaoru Hayama


-------------------                 Director
Satoru Kishi

/s/ Harry W. Low
-------------------                 Director                           January 26, 2000
Harry W. Low

/s/ Mary S. Metz
-------------------                 Director                           January 26, 2000
Mary S. Metz

/s/ Raymond E. Miles
--------------------                Director                           January 26, 2000
Raymond E. Miles

/s/ J. Fernando Niebla
----------------------              Director                           January 26, 2000
J. Fernando Niebla

/s/ Sidney R. Petersen
----------------------              Director                           January 26, 2000
Sidney R. Petersen

/s/ Carl W. Robertson
---------------------               Director                           January 26, 2000
Carl W. Robertson



SIGNATURE                           TITLE                              DATE
---------                           -----                              ----

/s/ Yoshihiko Someya
--------------------                Director and Deputy Chairman       January 26, 2000
Yoshihiko Someya


----------------                    Director
Henry T. Swigert

/s/ Robert M. Walker
--------------------                Director and Vice Chairman         January 26, 2000
Robert M. Walker

/s/ Hiroshi Watanabe
--------------------                Director                           January 26, 2000
Hiroshi Watanabe


----------------                    Director
Kenji Yoshizawa


                                     EXHIBIT INDEX


EXHIBIT                                                                      SEQUENTIAL
NUMBER                        EXHIBIT DESCRIPTION                               PAGE
---------                     -------------------                               ----
                                                                               NUMBER
                                                                               ------


 4.1       Year 2000 UnionBanCal Corporation Management Stock Plan               N/A
 5.1       Opinion of Graham & James LLP                                       page 10
23.1       Consent of Deloitte & Touche LLP                                    page 12
23.2       Consent of Graham & James LLP  (Reference is made to Exhibit 5.1)     N/A
24.0       Power of Attorney (Reference is made to page 6)                       N/A


